Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 584-1425

FOR IMMEDIATE RELEASE
August 2, 2005

TERABEAM WIRELESS ANNOUNCES FINANCIAL RESULTS
FOR ITS SECOND QUARTER 2005

        FALLS CHURCH, VA, August 2, 2005 – Terabeam Wireless, the business name of YDI Wireless, Inc. (NASDAQ:YDIW), a leading developer and supplier of broadband wireless solutions, today announced its financial results for its second quarter ended June 30, 2005. These financial results do not include any impact of Terabeam’s acquisition of substantially all the assets of Proxim Corporation, which was completed on July 27, 2005.

        Revenue for the quarter ended June 30, 2005 was $7.2 million, an increase of approximately 9% from the revenue of $6.6 million for the quarter ended March 31, 2005 and an increase of approximately 51% from the revenue of $4.7 million for the quarter ended June 30, 2004. The significant increase in revenue over the prior year’s comparable quarter resulted primarily from three factors: a full quarter of combined operations with the three companies Terabeam Wireless acquired in the later part of the second quarter of 2004; increased demand especially for our point-to-multipoint products, our high frequency radio products, and our component parts business; and increased demand for our software-enhanced product offerings.

        The net loss for the quarter ended June 30, 2005 was $987,000 ($0.04 per share-diluted) compared to net loss of $970,000 million ($0.04 per share-diluted) for the quarter ended March 31, 2005 and net loss of $1.6 million ($0.10 per share-diluted) for the quarter ended June 30, 2004.

        As of June 30, 2005, Terabeam Wireless had current assets of approximately $46.0 million, total liabilities of less than $9.0 million, and stockholders’ equity of over $62.0 million.

        Robert Fitzgerald, Terabeam’s Chief Executive Officer, stated, “We are pleased to announce our third consecutive quarter of sequential growth as well as growth of over 50% from a year ago. We believe that our second quarter performance provides a solid foundation for the combination of our efforts with those of the recently acquired Proxim assets. Over the last year, we have bought back over 5.7 million shares of our stock. We believe that we are well positioned to execute on the leverage provided by the Proxim acquisition and look forward to the challenge.”

Terebeam Wireless Announces Financial Results
For Its Second Quarter 2005
August 2, 2005

Conference Call Information

        Terabeam Wireless will host a conference call to discuss this release, financial results, developments at the company (including the recent acquisition of substantially all of the assets of Proxim Corporation), and other matters of interest to investors and others on August 3, 2005 starting at 8:00 a.m. Eastern Time. The discussion may include forward-looking information.

        To participate in this conference call, please dial 800-967-7184 (or 719-457-2633 for international callers), confirmation code 6153410 for all callers, at least ten minutes before start time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Terabeam Wireless’ website at http://www.terabeam.com/corporate/ to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 6153410 for all callers, and over the Internet for approximately 90 days at Terabeam Wireless’ website at http://www.terabeam.com/corporate/.

About Terabeam Wireless
Terabeam Wireless is the business name of YDI Wireless, Inc. Terabeam Wireless is a world leader in providing extended range, license-free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 9600 bps to 1.42 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs, and wireless virtual private networks. Additional information about Terabeam Wireless as well as its complete product line can be found at the company’s website located at http://www.terabeam.com or by contacting the company by telephone at 413-584-1425 or by email at IR@terabeam.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in Terabeam Wireless’ industries and resulting impacts on its pricing, gross margins, and general financial performance; difficulties in predicting Terabeam Wireless’ future financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, cost, price, and other characteristics; risks arising from and relating to Terabeam Wireless’ recent acquisition of Proxim Corporation’s operations, assets, and relationships; and the impacts and effects of any other strategic transactions we may evaluate or consummate. Further information on these and other factors that could affect Terabeam Wireless’ actual results is and will be included in filings made by Terabeam Wireless from time to time with the Securities and Exchange Commission and in its other public statements.

– Financial Tables follow –

Terebeam Wireless Announces Financial Results
For Its Second Quarter 2005
August 2, 2005

YDI WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,038	$35,368
Investment securities - available-for-sale	340	5,369
Accounts receivable, net	3,751	2,972
Refundable income taxes	—	151
Inventory	7,471	7,442
Prepaid expenses	393	253

Total current assets	45,993	51,555

Property and equipment, net	2,367	2,511

Other Assets:
Restricted cash	5,076	5,136
Goodwill	6,013	6,072
Intangible assets, net	11,502	11,919
Deposits	99	91

Total other assets	22,690	23,218

Total assets	$71,050	$77,284

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$4,763	$6,965
Deferred revenue	148	159
Current maturities of notes payable	2,767	2,899

Total current liabilities	7,678	10,023

Notes payable, net of current maturities	1,255	1,270

Total liabilities	8,933	11,293

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at June 30,
2005 and December 31, 2004	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,389,287 issued and outstanding at June 30, 2005 and 22,845,847 issued with 22,345,847
outstanding at December 31, 2004	214	228
Additional paid-in capital	56,518	59,637
Retained earnings	5,319	7,277
Treasury stock	—	(1,155)
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities	66	4

Total stockholders' equity	62,117	65,991

Total liabilities and stockholders' equity	$71,050	$77,284

Terebeam Wireless Announces Financial Results
For Its Second Quarter 2005
August 2, 2005

YDI WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
Revenues	$7,165	$4,733	$13,762	$10,750

Cost of goods sold	3,687	3,193	7,006	6,744

Gross profit	3,478	1,540	6,756	4,006

Operating expenses:
Selling costs	1,034	480	2,031	920
General and administrative	2,777	2,180	5,285	3,907
Research and development	879	477	1,650	969

Total operating expenses	4,690	3,137	8,966	5,796

Operating income (loss)	(1,212)	(1,597)	(2,210)	(1,790)

Other income (expenses):
Interest income	269	26	490	50
Interest expense	(70)	(34)	(136)	(63)
Other income (loss)	3	-	(115)	503

Total other income (expenses)	202	(8)	239	490

Income (loss) before income taxes	(1,010)	(1,605)	(1,971)	(1,300)

Benefit (provision) for income taxes	23	-	14	(2)

Net income (loss)	$(987)	$(1,605)	$(1,957)	$(1,302)

Weighted average shares - basic and diluted	22,009,434	15,799,225	22,204,249	15,016,816

EPS, basic and diluted	$(0.04)	$(0.10)	$(0.09)	$(0.09)